                                             Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-281584, 333-281584-01 on Form S-3 and Registration Statement Nos. 333-42736, 333-70402, 333-106710, 333-160957, 333-183913, 333-183915, and 333-220555 on Form S-8 of our reports dated August 14, 2026, relating to the financial statements of H&R Block, Inc. and the effectiveness of H&R Block, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/Deloitte & Touche LLP
Kansas City, Missouri
August 14, 2026